                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                           LAYNE CHRISTENSEN COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                           LAYNE CHRISTENSEN COMPANY

                                                                     May 7, 2003

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Layne Christensen Company, to be held at the Corporate Headquarters of Layne Christensen Company, located at 1900 Shawnee Mission Parkway, Mission Woods, Kansas, on Thursday, June 5, 2003, commencing at 10:00 a.m., local time. The business to be conducted at the meeting is described in the attached Notice of Annual Meeting and Proxy Statement. In addition, there will be an opportunity to meet with members of senior management and review the business and operations of the Company.

         Your Board of Directors joins with me in urging you to attend the meeting. Whether or not you plan to attend the meeting, however, please sign, date and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. You may revoke your proxy at any time before it is exercised and it will not be used if you attend the meeting and prefer to vote in person.


                                           Sincerely yours,

                                           /s/ A. B. Schmitt
                                           ---------------------------
                                           A. B. Schmitt
                                           President and Chief Executive Officer

                            LAYNE CHRISTENSEN COMPANY
                          1900 SHAWNEE MISSION PARKWAY
                           MISSION WOODS, KANSAS 66205

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 5, 2003

         The Annual Meeting of Stockholders of Layne Christensen Company, a Delaware corporation ("Layne Christensen"), will be held at the Corporate Headquarters of Layne Christensen, located at 1900 Shawnee Mission Parkway, Mission Woods, Kansas, on Thursday, June 5, 2003, commencing at 10:00 a.m., local time, and thereafter as it may from time to time be adjourned, for the following purposes:

         1. To elect two Class II directors to hold office for terms expiring at the 2006 Annual Meeting of the Stockholders of Layne Christensen and until their successors are duly elected and qualified or until their earlier death, retirement, resignation or removal;

         2. To consider and act upon ratification and approval of the selection of the accounting firm of Deloitte & Touche LLP as the independent auditors of Layne Christensen for the fiscal year ending January 31, 2004; and

         3. To transact such other business as may properly come before the meeting and any adjournment or adjournments thereof.

         The Board of Directors of Layne Christensen has fixed the close of business on April 8, 2003, as the record date for determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or adjournments thereof.

         All stockholders are cordially invited to attend the meeting. Whether or not you intend to be present at the meeting, the Board of Directors of Layne Christensen solicits you to sign, date and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. You may revoke your proxy at any time before it is exercised and it will not be used if you attend the meeting and prefer to vote in person. Your vote is important and all stockholders are urged to be present in person or by proxy.


                                          By Order of the Board of Directors


                                          Steven F. Crooke
                                          Vice President--General Counsel
                                                 and Secretary

May 7, 2003
Mission Woods, Kansas

                            LAYNE CHRISTENSEN COMPANY
                          1900 SHAWNEE MISSION PARKWAY
                           MISSION WOODS, KANSAS 66205

                            -------------------------

                                 PROXY STATEMENT

                            -------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 5, 2003

                            -------------------------

                                  INTRODUCTION

         This Proxy Statement is being furnished to the stockholders of Layne Christensen Company, a Delaware corporation ("Layne Christensen" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Thursday, June 5, 2003, and at any adjournment or adjournments thereof (the "Annual Meeting"). The Annual Meeting will commence at 10:00 a.m., local time, and will be held at the Corporate Headquarters of Layne Christensen, located at 1900 Shawnee Mission Parkway, Mission Woods, Kansas 66205.

         This Proxy Statement and the enclosed form of proxy were first mailed to the Company's stockholders on or about May 7, 2003.

PROXIES

         You are requested to complete, date and sign the enclosed form of proxy and return it promptly to the Company in the enclosed postage prepaid envelope. Shares represented by properly executed proxies will, unless such proxies previously have been revoked, be voted in accordance with the stockholders' instructions indicated in the proxies. If no instructions are indicated, such shares will be voted in favor of the election of the nominees for directors named in this Proxy Statement, in favor of ratifying the selection of the accounting firm of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year, and, as to any other matter that properly may be brought before the Annual Meeting, in accordance with the discretion and judgment of the appointed proxies. A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by filing written notice of revocation with the Secretary of the Company, by executing and delivering to the Secretary of the Company a proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

VOTING AT THE MEETING

         For purposes of voting on the proposals described herein, the presence in person or by proxy of stockholders holding a majority of the total outstanding shares of the Company's common stock, $0.01 par value, shall constitute a quorum at the Annual Meeting. Only holders of record of shares of the Company's common stock as of the close of business on April 8, 2003 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or adjournments thereof. As of the Record Date, 11,852,650 shares of the Company's common stock were outstanding and entitled to be voted at the Annual Meeting. Each share of common stock is entitled to one vote on each matter properly to come before the Annual Meeting.

         Directors are elected by a plurality (a number greater than those cast for any other candidates) of the votes cast, in person or by proxy, of stockholders entitled to vote at the Annual Meeting for that purpose. The affirmative vote of the holders of a majority of the shares of the Company's common stock, represented in person or by proxy and entitled to vote at the Annual Meeting, is required for (i) the ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors and (ii) the approval of such other matters as properly may come before the Annual Meeting or any adjournment thereof.

         In accordance with Delaware law, a stockholder entitled to vote in the election of directors can withhold authority to vote for all nominees for directors or can withhold authority to vote for certain nominees for directors. Votes withheld in connection with the election of one or more nominees for director will not be counted as votes cast for such nominees. Abstentions from the proposal to approve the ratification of the selection of the Company's independent auditors are treated as votes against the proposal. Broker non-votes on a proposal are treated as shares of Layne Christensen common stock as to which voting power has been withheld by the respective beneficial holders and, therefore, as shares not entitled to vote on the proposal as to which there is the broker non-vote. Accordingly, broker non-votes are not counted for purposes of determining whether a proposal has been approved.

SOLICITATION OF PROXIES

         This solicitation of proxies for the Annual Meeting is being made by the Company's Board of Directors. The Company will bear all costs of such solicitation, including the cost of preparing and mailing this Proxy Statement and the enclosed form of proxy. After the initial mailing of this Proxy Statement, proxies may be solicited by mail, telephone, telegram, facsimile transmission or personally by directors, officers, employees or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held of record by them, and their reasonable out-of-pocket expenses, together with those of the Company's transfer agent, will be paid by Layne Christensen.

         A list of stockholders entitled to vote at the Annual Meeting will be available for examination at least ten days prior to the date of the Annual Meeting during normal business hours at the Company's Corporate Headquarters, 1900 Shawnee Mission Parkway, Mission Woods, Kansas, 66205. The list also will be available at the Annual Meeting.

                                     ITEM 1

                              ELECTION OF DIRECTORS

         The Company's Board of Directors currently consists of six directors. The Certificate of Incorporation of Layne Christensen divides the Board of Directors into three classes of directors, with the directors serving staggered terms of three years and until their respective successors are duly elected and qualified or until their respective earlier death, retirement, resignation or removal. The present terms of the current Class II directors, Robert J. Dineen and Sheldon R. Erikson, expire at this Annual Meeting. Directors in Class III (Todd A. Fisher and Edward A. Gilhuly) and Class I (Donald K. Miller and Andrew
B. Schmitt) have been elected to terms expiring at the time of the annual meetings of stockholders in 2004 and 2005, respectively.

         One of the purposes of this Annual Meeting is to elect two directors in Class II to serve for three-year terms expiring at the Annual Meeting of Stockholders in 2006 and until their successors are duly elected and qualified or until their earlier death, retirement, resignation or removal. The Board of Directors has designated Robert J. Dineen and David A. B. Brown as the nominees proposed for election at the Annual Meeting. Sheldon R. Erikson has decided not to stand for re-election as a director of the Company in order to fulfill other commitments. As a result of Mr. Erikson's decision, the Board has designated Mr. Brown as a new nominee to stand for election at the Annual Meeting. Mr. Dineen has served on the Company's Board since 1983, and has been nominated by the Board to stand for re-election at the Annual Meeting. Unless authority to vote for the nominees is withheld, it is intended that the shares represented by properly executed proxies in the form enclosed will be voted for the election as directors of the nominees. In the event that one or more of the nominees should become unavailable for election, it is intended that the shares represented by the proxies will be voted for the election of such substitute nominee as may be designated by the Board of Directors, unless the authority to vote for the nominee who has ceased to be a candidate has been withheld. The nominees have indicated their willingness to serve as directors if elected, and the Board of Directors has no reason to believe that the nominees will be unavailable for election.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ROBERT J. DINEEN AND DAVID A. B. BROWN AS CLASS II DIRECTORS OF THE COMPANY.

NOMINEES AND DIRECTORS CONTINUING IN OFFICE

         The following table sets forth certain information with respect to the persons nominated by the Board of Directors for election as Class II directors at the Annual Meeting and each director whose term of office will continue after the Annual Meeting.

                                                             PRESENT POSITION          DIRECTOR
                  NAME                           AGE         WITH THE COMPANY            SINCE
                  ----                           ---    ---------------------------    --------
NOMINEES
         CLASS II:  TERM TO EXPIRE IN 2006
                  Robert J. Dineen ............   73    Chairman of the Board            1983
                  David A. B. Brown ...........   59    None                              N/A

DIRECTORS CONTINUING IN OFFICE
         CLASS I:  TERM TO EXPIRE IN 2005
                  Donald K. Miller ............   71    Director                         1996
                  Andrew B. Schmitt............   54    President, Chief Executive       1993
                                                           Officer and Director
         CLASS III:  TERM TO EXPIRE IN 2004
                  Todd A. Fisher ..............   37    Director                         1997
                  Edward A. Gilhuly ...........   43    Director                         1992

         The business experience during the last five fiscal years of the persons nominated by the Board of Directors for election as Class II directors at the Annual Meeting and each director whose term of office will continue after the Annual Meeting is as follows:

         DAVID A. B. BROWN has been president of The Windsor Group, a consulting firm that focuses on energy related issues facing oilfield services and engineering companies, since 1984. Mr. Brown currently serves on the board of directors of EMCOR Group, Inc., Mission Resources Corporation, NS Group, Inc. and Pride International, Inc. He has over 22 years of energy related experience.

         ROBERT J. DINEEN has served as Chairman of the Board of the Company since August 1992. From May 1986 until his retirement in August 1993, Mr. Dineen was President and Chief Executive Officer of The Marley Company, a manufacturer and supplier of engineered equipment and services for heating, fluid handling, control and treatment and heat exchange. Mr. Dineen served as a director of Kansas City Power & Light Company from 1987 to 2000. Mr. Dineen is currently a director of Owens-Illinois, Inc.

         TODD A. FISHER has been an executive of Kohlberg Kravis Roberts & Co., L.P. ("KKR") since June 1993 and a member of KKR & Co., L.L.C., the general partner of KKR, since January 2001. From July 1992 to June 1993, Mr. Fisher was an associate at Goldman, Sachs & Co. Mr. Fisher is also a member of the board of directors of Accuride Corporation and Willis Group Holdings Limited.

         EDWARD A. GILHULY is a managing director of Kohlberg Kravis Roberts & Co. Ltd. and has been a member of KKR & Co. L.L.C. since 1996 and a general partner of KKR Associates, L.P. ("KKR Associates") since 1995. During 1995, Mr. Gilhuly was a general partner of KKR. Prior to 1995, he was an executive of KKR and a limited partner of KKR Associates for more than five years. Mr. Gilhuly is a director of MedCath Inc., Owens-Illinois, Inc. and FIMEP SA, the indirect parent of Legrand SA.

         DONALD K. MILLER has been Chairman of Axiom International Investors, LLC, a company engaged in international equity asset management, since 1999. He has also been President of Presbar Corporation, a private firm engaged in private equity investing and investment banking, since 1986, and was formerly Chairman of Greylock Financial, Inc., an affiliate of Greylock Management Corporation, from 1986 to 1996. In addition, Mr. Miller served as

Chairman and Chief Executive Officer of Thomson Advisory Group L.P. (now PIMCO Advisors Holdings L.P.), an asset management company, from 1990 to 1993 and as Vice Chairman from 1993 to 1994. Mr. Miller also served as Chairman of the Board of Directors of Christensen Boyles Corporation ("CBC") from 1986 to December 1995 and was involved in the formation of CBC and in the acquisition of Boyles Bros. Drilling Company and Christensen Mining Products. He currently is on the Board of Directors of Huffy Corporation and RPM International, Inc. and has spent the majority of his career in investment banking or as an investor focusing on a variety of industries.

         ANDREW B. SCHMITT has served as President and Chief Executive Officer of the Company since October 1993. For approximately two years prior to joining the Company, Mr. Schmitt was a partner in two privately owned hydrostatic pump and motor manufacturing companies and an oil and gas service company. He served as President of the Tri-State Oil Tools Division of Baker Hughes Incorporated from February 1988 to October 1991.

         There is no arrangement or understanding between any director and any other person pursuant to which such director was selected as a director of the Company.

COMPENSATION OF DIRECTORS

         Each director of the Company who is not also an employee of the Company receives an annual fee of $17,500, payable in quarterly installments, except that the director may elect to defer receipt of the compensation in accordance with the terms of the Company's Deferred Compensation Plan for Directors. Directors of the Company who are also employees of the Company receive no compensation for service to Layne Christensen as directors.

         Under the Company's Deferred Compensation Plan for Directors, directors of the Company can elect to receive deferred compensation in three forms--a cash credit, a stock credit or a combination of the two. The value of deferrals made in the form of a stock credit track the value of the Company's common stock. Deferrals made in the form of a cash credit will accumulate interest at a rate based on the annual yield of the longest term United States Treasury Bond outstanding at the end of the preceding year. All payments made under the plan will be made in cash. As of January 31, 2003, Mr. Erikson had accumulated the equivalent of 12,800.9 shares of common stock in his stock credit account, Mr. Fisher had accumulated the equivalent of 2,741.9 shares of common stock in his stock credit account, Mr. Gilhuly had accumulated the equivalent of 10,449.1 shares of common stock in his stock credit account, and Mr. Miller had accumulated the equivalent of 8,169.7 shares of common stock in his stock credit account.

MEETINGS OF THE BOARD AND COMMITTEES

         During the fiscal year ended January 31, 2003, the Board of Directors of Layne Christensen held four meetings. All directors, except Messrs. Fisher and Erikson, attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which they served which were held during such fiscal year. It should be noted that the Company's directors discharge their responsibilities throughout the year, not only at such Board of Directors and committee meetings, but through personal meetings and other communications with members of management and others regarding matters of interest and concern to the Company.

         Pursuant to the Company's Bylaws, the Board of Directors has established Audit and Compensation Committees of the Board of Directors. There currently is no Nominating Committee or committee performing similar functions of the Board of Directors.

         The Audit Committee assists the Board of Directors in fulfilling its responsibilities with respect to the oversight of (i) the integrity of the Company's financial statements, financial reporting process and internal control system, (ii) the Company's compliance with legal and regulatory requirements,
(iii) the independent auditor qualifications and independence, (iv) the performance of the Company's internal audit function and its independent auditors, and (v) the system of internal controls and disclosure controls and procedures established by management. The Audit Committee is responsible for the appointment of the Company's independent auditors and the terms of their engagement, reviewing the Company's policies and procedures with respect to internal auditing, accounting and financial controls and reviewing the scope and results of audits and any auditor recommendations. At its November 2002 meeting, the Audit Committee approved an Amended and Restated Audit Committee Charter. The complete text of the Amended and Restated Charter is included in Appendix A to this Proxy Statement. The current members of the Audit Committee are Donald K. Miller, Sheldon R. Erikson and Todd A. Fisher. The Report of the Audit Committee for fiscal year 2003 appears on page 12 below.

         The Compensation Committee reviews management compensation, evaluates the performance of management, considers management succession and makes recommendations to the Board of Directors regarding the compensation and benefits of the Company's executive officers and the members of the Board of Directors. The Compensation Committee also administers certain of the Company's incentive plans, including the Company's Executive Incentive Compensation Plan. The current members of the Compensation Committee are Robert J. Dineen, Edward
A. Gilhuly and Sheldon R. Erikson. The Compensation Committee met once during the fiscal year ended January 31, 2003, in addition to personal meetings and other communications conducted throughout the year with members of management and each other regarding compensation issues within the committee's area of responsibility.

COMPOSITION OF THE AUDIT COMMITTEE

         All of the members of the Audit Committee qualify as independent directors under Nasdaq Marketplace Rule 4200(a)(14).

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

         The following table sets forth for the fiscal years ended January 31, 2003, January 31, 2002, and January 31, 2001, respectively, the compensation of the Company's chief executive officer and of each of the Company's four other most highly compensated executive officers whose remuneration for the fiscal year ended January 31, 2003, exceeded $100,000 (collectively, the "Named Executive Officers") for services to the Company and its subsidiaries in all capacities:

                           SUMMARY COMPENSATION TABLE


                                                                                                 LONG TERM COMPENSATION
                                                                                    -----------------------------------------------
                                                 ANNUAL COMPENSATION                       AWARDS          PAYOUTS
                               ---------------------------------------------------- --------------------   -------
                                                                       OTHER        RESTRICTED
                                                                       ANNUAL         STOCK     OPTIONS/     LTIP     ALL OTHER
NAME AND PRINCIPAL             FISCAL   SALARY       BONUS(1)    COMPENSATION(2)(3)   AWARDS      SARS     PAYOUTS  COMPENSATION(4)
   POSITION                     YEAR      ($)          ($)               ($)            ($)         #        ($)         ($)
------------------             ------   -------      --------    ------------------ ----------  --------   -------  ---------------
Andrew B. Schmitt               2003    387,000            0              0              0            0       0         10,665
President, Chief Executive      2002    325,000      325,000              0              0            0       0          8,456
Officer and Director            2001    325,000      163,321              0              0       75,000       0          8,656

H. Edward Coleman               2003    212,885            0            379              0            0       0         12,316
Executive Vice President        2002    205,000      205,000            996              0            0       0         12,096
                                2001    191,154       69,726          1,531              0            0       0         12,020

Norman E. Mehlhorn              2003    207,693            0              0              0            0       0         24,892
Executive Vice President        2002    200,000      200,000              0              0            0       0          9,883
                                2001    189,615       69,726              0              0            0       0          8,469

Eric R. Despain                 2003    203,538      185,000              0              0            0       0          9,286
Senior Vice President           2002    185,000       64,928              0              0            0       0          7,683
                                2001    174,615            0              0              0            0       0          7,813

Jerry W. Fanska                 2003    197,515            0            307              0            0       0          9,849
Vice President--Finance         2002    177,000      177,000            866              0            0       0          9,325
and Treasurer                   2001    166,615       61,057          1,337              0            0       0          9,610

---------------

(1) Reflects bonuses earned for the fiscal years ended January 31, 2003, 2002 and 2001, respectively.

(2) Excludes perquisites and other benefits, unless the aggregate amount of such compensation exceeds the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the Named Executive Officer.

(3) Reflects additional compensation paid to the Named Executive Officer for taxes incurred on the imputed income resulting from interest-free loans from the Company.

(4) All Other Compensation for the fiscal year ended January 31, 2003, includes Layne Christensen contributions in the amounts of $8,800, $8,315, $8,308, $8,354 and $8,355 which accrued during such fiscal year for the accounts of Messrs. Schmitt, Coleman, Mehlhorn, Despain and Fanska, respectively, under the Company's Capital Accumulation Plan; the cost of term life insurance paid by the Company for the benefit of Messrs. Schmitt, Coleman, Mehlhorn, Despain and Fanska, in the amounts of $1,865, $3,071, $2,780, $932 and $897, respectively; imputed income from interest-free loans from the Company for the benefit of Messrs. Coleman and Fanska pursuant to the Company's 1992 Stock Option Plan in the amounts of $930 and $597, respectively; and ordinary income in the amount of $13,804 recognized by Mr. Mehlhorn in connection with the sale of certain stock received upon the exercise of certain of his incentive stock options.

     All Other Compensation for the fiscal year ended January 31, 2002, includes Layne Christensen contributions in the amounts of $6,800, $6,800, $7,108, $6,800 and $6,800, which accrued during such fiscal year for the accounts of Messrs. Schmitt, Coleman, Mehlhorn, Despain and Fanska, respectively, under the Company's Capital Accumulation Plan; the cost of term life insurance paid by the Company for the benefit of Messrs. Schmitt, Coleman, Mehlhorn, Despain and Fanska, in the amounts of $1,656, $2,851, $2,775, $883 and $839, respectively; imputed income from interest-free loans from the Company for the benefit of Messrs. Coleman and Fanska, pursuant to the Company's 1992 Stock Option Plan in the amounts of $2,445 and $1,686, respectively.

     All Other Compensation for the fiscal year ended January 31, 2001, includes Layne Christensen contributions in the amounts of $7,000, $6,069, $6,538, $6,985 and $6,501, which accrued during such fiscal year for the accounts of Messrs. Schmitt, Coleman, Mehlhorn, Despain and Fanska, respectively, under the Company's Capital Accumulation Plan; the cost of term life insurance paid by the Company for the benefit of Messrs. Schmitt, Coleman, Mehlhorn, Despain and Fanska, in the amounts of $1,656, $2,614, $1,931, $828 and $777, respectively; and imputed income from interest-free loans from the Company for the benefit of Messrs. Coleman and Fanska pursuant to the Company's 1992 Stock Option Plan in the amounts of $3,337 and $2,332, respectively.

OPTION GRANTS DURING FISCAL 2003

         No stock option grants were made under the Company's 2002 Stock Option Plan (the "2002 Option Plan") or the Company's 1996 District Stock Option Plan (the "1996 Option Plan") and no stock appreciation rights ("SARs") were awarded to any Named Executive Officer during the fiscal year ended January 31, 2003.

OPTION/SAR EXERCISES AND HOLDINGS

         The following table sets forth information with respect to each Named Executive Officer concerning the exercise of options and stock appreciation rights ("SARs") during the fiscal year ended January 31, 2003, and unexercised options and SARs held as of January 31, 2003.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND JANUARY 31, 2003
                              OPTION/SAR VALUES (1)

                                                      NUMBER OF
                                                      SECURITIES
                                                      UNDERLYING                          VALUE OF
                       SHARES                         UNEXERCISED                        UNEXERCISED
                      ACQUIRED                       SHARES OPTIONS/                    IN-THE-MONEY
                         ON         VALUE               SARS AT                        OPTIONS/SARS AT
                      EXERCISE     REALIZED         JANUARY 31, 2003                 JANUARY 31, 2003 (4)
      NAME               #           ($)                    #                                 ($)
------------------    --------     --------     ----------------------------     -----------------------------
                                                EXERCISABLE    UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
                                                -----------    -------------     -----------     -------------
Andrew B. Schmitt           0          0          403,125         59,375           847,188         242,812
H. Edward Coleman         714      1,992(2)       119,791          8,062           169,105          26,605
Norman E. Mehlhorn     58,317    145,693(3)        62,188          8,062            79,820          26,605
Jerry W. Fanska             0          0          118,688         10,562           189,395          34,855
Eric R. Despain             0          0           43,750          6,250            61,875          20,625

--------------

(1)      No stock appreciation rights have ever been granted by the Company.

(2) Value is calculated by determining the difference between the option exercise price, which was $7.00 per share, and $9.79, which was the last reported sale price of the Company's common stock on June 7, 2002, the day Mr. Coleman exercised his options, multiplied by the number of shares of common stock underlying the options.

(3) Mr. Mehlhorn exercised 5,000 options on June 11, 2002, and 53,317 options on August 20, 2002. Value for the exercise of the 5,000 options is calculated by determining the difference between the option exercise price, which was $7.00 per share, and $9.80, which was the last reported sale price of the Company's common stock on June 11, 2002, multiplied by the number of shares of common stock underlying the options. Value for the exercise of the 53,317 options is calculated by determining the difference between the option exercise price, which was $7.00 per share, and $9.47, which was the last reported sale price of the Company's common stock on August 20, 2002, multiplied by the number of shares of common stock underlying the options.

(4) As of January 31, 2003, the last reported sale price of the Company's common stock, which was reported on the NASDAQ National Market System on January 31, 2003, was $8.55 per share. Value is calculated by determining the difference between the option exercise price and $8.55, multiplied by the number of shares of common stock underlying the options

INCENTIVE COMPENSATION PLAN

         The Company adopted an Executive Incentive Compensation Plan (the "IC Plan") in fiscal 1993. Each of the Company's executive officers, including the Named Executive Officers, is eligible to participate in the IC Plan. Under the IC Plan, each participant will be eligible for an annual cash bonus in a target amount (the "Target Bonus") equal to a percentage (50% in the case of Mr. Schmitt and 37.5% in the case of Messrs. Coleman, Mehlhorn, Fanska and Despain) of such participant's base compensation. The Target Bonus will be adjusted (up or down) based upon the performance of the Company as compared to certain financial goals included in the business plan adopted and approved by the Board of Directors. In no event, however, can a participant's annual cash bonus under the IC Plan exceed 100% of such participant's base compensation for the relevant year. No bonus will be payable should performance be equal to or below 80% of the relevant goals established by the business plan. In addition, the formula bonus derived as described in the preceding sentences can be further adjusted (up or down) at the discretion of the Board of Directors by one-third of the Target Bonus. All or part of an employee's incentive compensation under the IC Plan may, at the discretion of the Board of Directors, be paid in the form of shares of the Company's common stock which may consist of authorized but unissued shares of common stock or shares of common stock reacquired by the Company on the open market. No bonuses were paid to the Executive Officers, including the Named Executive Officers, under the IC Plan for services rendered to the Company in the fiscal year ended January 31,

2003. However, Mr. Despain did receive a discretionary bonus in the amount of $185,000 for the 2003 fiscal year. See "Executive Compensation and Other Information--Executive Compensation."

CAPITAL ACCUMULATION PLAN

         The Company has adopted a capital accumulation plan (the "Capital Accumulation Plan"). Each of the Company's executive officers, including the Named Executive Officers, and substantially all other salaried employees of the Company are eligible to participate in the Capital Accumulation Plan. The Capital Accumulation Plan is a defined contribution plan qualified under Section 401, including Section 401(k), of the Internal Revenue Code of 1986, as amended (the "Code"). The Capital Accumulation Plan provides for two methods of Company contributions, a Company matching contribution tied to and contingent upon participant deferrals and a Company profit sharing contribution which is not contingent upon participant deferrals. The amount, if any, of Company paid contributions, both matching and profit sharing, for each fiscal year under the Capital Accumulation Plan is determined by the Board of Directors in its discretion. Currently, the Company makes a matching contribution that is equal to 100% of a participant's salary deferrals that do not exceed 3% of the participant's compensation plus 50% of a participant's salary deferrals between 3% and 5% of the participant's compensation. This form of matching contribution qualifies as what is known as a "safe harbor" matching contribution under the Employee Retirement Income Security Act of 1974. Each eligible employee meeting certain service requirements participates in Company profit sharing contributions to the Capital Accumulation Plan in the proportion his or her eligible compensation bears to the aggregate compensation of the group participating in the Capital Accumulation Plan. In addition, each eligible employee meeting certain service requirements and electing to defer a portion of his or her compensation under the Capital Accumulation Plan participates in the Company's matching contribution program pursuant to a formula as designated by the Board of Directors. At the option of the Board of Directors of the Company, all or any portion of such Company contributions may be made in the Company's common stock. In addition, each participant can voluntarily contribute, on a pre-tax basis, a portion of his or her compensation (which cannot exceed $12,000 for participants who are 49 or younger, or $14,000 for participants who are 50 or older, for the calendar year 2003) under the Capital Accumulation Plan. A participant's account will be placed in a trust and invested at the participant's direction in any one or more of a number of available investment options. Each participant may receive the funds in his or her Capital Accumulation Plan account upon termination of employment. For services rendered in fiscal 2003, total Company contributions under the Capital Accumulation Plan of $8,800, $8,315, $8,308, $8,355 and $8,354 accrued for the accounts of Messrs. Schmitt, Coleman, Mehlhorn, Fanska and Despain, respectively.

RETIREMENT, DISABILITY AND DEATH PLANS

         The Company has agreed to pay Mr. Schmitt an annual retirement benefit beginning at age 65 equal to 40% of the average of his total compensation (as defined in the agreement) received during the highest five consecutive years out of his last ten years of employment, less 60% of his annual primary Social Security benefit (the "Annual Benefit"). The Annual Benefit is to be reduced, however, by the annual annuity equivalent of the value of all funds, including earnings, in the Company funded portion of Mr. Schmitt's Capital Accumulation Plan account as of the date of his retirement (the "Annuity Equivalent"). As of January 31, 2003, the Company funded balance in Mr. Schmitt's account under the Capital Accumulation Plan was $36,531. To the extent the Annual Benefit is not satisfied by the Annuity Equivalent, payments will be made out of the general funds of the Company. The agreement includes certain provisions, exercisable at Mr. Schmitt's election, for early retirement and joint and survivor benefits if he is married at the time payment commences. Upon termination of Mr. Schmitt's service for any reason other than disability or death, and subject to special provisions in the event of a "change in control" as discussed below, his Annual Benefit will vest in the percentage determined under the following schedule:

                YEARS OF SERVICE            VESTING PERCENTAGE

                      6                             20%
                      7                             40%
                      8                             60%
                      9                             80%
                     10                            100%

Mr. Schmitt currently has nine years of service credited towards his annual retirement benefit.

         Mr. Schmitt is entitled to a disability benefit determined in the same manner as the Annual Benefit as of the date of termination of his service resulting from total and permanent disability (the "Disability Benefit"). The Disability Benefit will also be reduced by the Annuity Equivalent. Disability is to be determined by an administrative committee of the Board of Directors to be appointed at the time of any claim of disability.

         Mr. Schmitt's surviving spouse, if any, will be entitled to receive a death benefit (the "Death Benefit") upon Mr. Schmitt's death which will be equal to the Annual Benefit his surviving spouse would have received if (i) he had retired at the date of his death and had received an Annual Benefit in the form of a monthly joint and survivor benefit and (ii) he subsequently died. The Death Benefit will be reduced by the Annuity Equivalent.

         In the event of Mr. Schmitt's death or involuntary termination within two years following a "change in control" (as defined in the agreement), Mr. Schmitt's benefits under his retirement plan become fully vested effective upon such death or involuntary termination. A "change in control" is deemed to occur if (i) during any 24-month period, individuals who at the beginning of such period constituted the Company's Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of a majority of the directors who either were directors at the beginning of such period or whose election or nomination was previously so approved cease for any reason to constitute a majority of the Board of Directors of the Company, or (ii) the beneficial ownership of the Company's common stock changes resulting in KKR having less beneficial ownership than any person or group of persons if that person or group of persons holds 20% or more of the outstanding common stock of the Company. Based upon the beneficial ownership of the Company's common stock reported by third parties in filings with the Securities and Exchange Commission, a "change in control", as defined above, did occur during fiscal year 2000.

CERTAIN CHANGE-IN-CONTROL AGREEMENTS

         The benefits which Mr. Schmitt will receive under his annual retirement benefit program may be adjusted and, in addition, he will be entitled to a lump-sum payment equal to 24 month's salary in the event of a change in control. In addition, all of the executive officers who have been granted stock options have a "change in control" provision in their respective Incentive Stock Option Agreements ("ISO Agreements") issued in accordance with the terms of the Company's 1992 Stock Option Plan (the "1992 Option Plan") and the Company's 1996 Option Plan. See "Stock Option Plans--Report of Board of Directors and Compensation Committee on Executive Compensation." Under the terms of the ISO Agreements, the options vest at the rate of either 20% or 25% per year beginning on the first day following the first anniversary of the option grant date. In the event of a change in control, however, the options become 100% vested.

         Under the terms of the ISO Agreements of the executive officers executed during or after fiscal 1999, a "change in control" is deemed to occur if: (i) there is a change in the composition of the Board of Directors of the Company; (ii) any person, except for certain interested parties, acquires 35% or more of the voting power of the Company's outstanding securities; or (iii) there is a substantial change in the Company's business structure through merger, sale of assets or other event. No ISO Agreements were entered into during fiscal 1998. Under the terms of the ISO Agreements of the executive officers executed in fiscal 1997, a "change in control" is deemed to occur if, during any 24-month period, individuals who at the beginning of such period constituted the Company's Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of a majority of the directors who either were directors at the beginning of such period or whose election or nomination was previously so approved cease for any reason to constitute a majority of the Board of Directors of the Company. A "change in control" will not be deemed to have occurred, however, if such a change in the composition of the Board of Directors occurs in connection with any public offering by the Company, KKR or their affiliates.

REPORT OF BOARD OF DIRECTORS AND COMPENSATION COMMITTEE ON EXECUTIVE
COMPENSATION

         The Company's executive compensation program currently is administered by the Compensation Committee of the Board of Directors which is comprised of Messrs. Dineen, Gilhuly and Erikson. It is the Compensation Committee's duty to review the compensation levels of management, evaluate performance of management and consider management succession and related matters. The Company's incentive plans, including the Company's 2002 Option Plan, the Company's 1996 Option Plan (collectively, the "Option Plans") and the Company's Executive Incentive Compensation Plan ("Incentive Plan"), are administered by the Board of Directors with respect to grants made to officers of the Company.

         Compensation Policy. The Company's overall compensation policy is designed to attract, retain and motivate qualified individuals who are expected to contribute to the Company's long-term growth and success. The Company has adopted an annual incentive compensation program which is designed to reinforce its strategic long and short term goals and to provide executive officers with the opportunity to receive greater compensation in those years in which the Company achieves its financial goals than in those years in which it does not. In addition, the Company's Option Plans are designed to promote a mutuality of interest between executive officers and stockholders through stock purchases and options allowing the executive officers and stockholders to share in the risks and rewards associated with stock ownership.

         Compensation Components. The Company's executive compensation program is reviewed periodically to ensure that pay levels and incentive opportunities are competitive and reflect the performance of the Company and the individual executive officer. The principal components of the Company's executive compensation package are salary, annual incentive compensation and stock options.

         Base Salary. Base pay levels largely are determined through an assessment of the executive officer's performance during the relevant period based upon objective and subjective criteria and, to a lesser extent, through an informal comparison with similarly sized public companies engaged primarily in related industries. The Company does not know of any direct competitors which are public companies. Accordingly, the Compensation Committee has had to look at companies outside of its industry to identify companies for which a comparison of pay levels would be deemed by the committee to be relevant. These companies are not necessarily the same companies which comprise the index of companies with similar market capitalizations utilized for purposes of Company shareholder returns in the performance graph included elsewhere in the Proxy Statement. Actual salaries are based upon subjective assessments of individual factors such as the responsibilities of the position and the skill, knowledge and experience of each individual executive officer. Each executive officer's individual performance is considered from the previous year and takes into account an assessment of the executive officer's growth and effectiveness in the performance of his duties.

         Incentive Compensation. Under the Company's Incentive Plan, bonuses are paid based on the officer's performance and the performance of the entire Company. The Incentive Plan is administered by the Board of Directors. The target bonus is 50% of base salary in the case of Mr. Schmitt and, in the case of the remaining executive officers, 37.5% of base salary, subject to adjustment up or down by one-third in the case of extraordinary circumstances. The Company's performance for purposes of incentive compensation decisions is measured against goals established for the Incentive Plan at the beginning of the fiscal year by the Board of Directors. The maximum bonus payable is 100% of salary, and no bonus is payable if the Company does not attain at least 80% of the established goals. For fiscal 2003, a goal based on threshold earnings before income taxes was established by the Board in order to qualify for payment of incentive compensation.

         Stock Option Plans. Under the Company's Option Plans, each Named Executive Officer and certain other key employees are eligible to receive options to purchase shares of the Company's common stock. The Option Plans are administered by the Board of Directors. Under the Option Plans, the Board is authorized from time to time to grant to executive officers and other employees of the Company options to purchase up to an aggregate of 1,250,000 shares (as amended) of the common stock at a price fixed by the Board. Such options may be either incentive stock options or non-qualified stock options. The price for incentive stock options cannot be less than the fair market value of the Company's common stock on the date of grant while the price for non-qualified options may be set at any price. Individual grant sizes are determined after considering the Company's performance and the competitiveness of the Named Executive Officer's long-term compensation package. The Board also takes into account the number of shares of the Company's common stock and stock options held by or previously granted to each Named Executive Officer. The grant of stock options is intended to strengthen the linkage between executive compensation and stockholder return.

         No options granted under the Option Plans are exercisable more than ten years after the date of grant. All options granted under the Option Plans are evidenced by and subject to option agreements entered into by the Company and the individual receiving the options.

         Discussion of 2003 Compensation for the Chief Executive Officer. Mr. Schmitt's compensation is established using the same methodology and criteria as the other Named Executive Officers. Mr. Schmitt's base compensation was increased to $390,000 in March 2002 from his previous base compensation of $325,000 per year. As previously discussed, none of the Company's domestic competitors are listed on the U.S. stock exchanges nor are any of these competitors comparable to the Company in terms of size and scope of services offered. Accordingly, the Compensation Committee, in making a determination concerning Mr. Schmitt's compensation, undertook a subjective analysis of his performance since his last increase in July 1998 considering such factors as the scope of his responsibilities, his personal performance and the overall performance of the Company in light of worldwide market conditions, particularly in the last two years. Based upon this analysis, the Compensation Committee concluded that Mr. Schmitt had performed in a manner which was deserving of recognition and reward in the form of an increase in compensation. No additional option grants were made to any executive officer during fiscal 2003.

         Mr. Schmitt is a participant under the Incentive Plan. The Company did not meet the performance criteria established by the Board under the Incentive Plan for fiscal 2003, and, accordingly, Mr. Schmitt did not receive an incentive compensation award for fiscal 2003.

         Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1 million on the amount of annual compensation that may be deducted by the Company in any year with respect to the Company's Chief Executive Officer and its other four most highly compensated executive officers. Certain performance-based compensation approved by stockholders is not subject to this deduction limitation, and is, therefore, deductible.

         The Company intends to maximize the deductibility of executive compensation while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive market for executive talent, and, therefore, the Committee and/or the Board may from time to time, in circumstances it deems appropriate, award compensation in addition to these option grants and bonus payments that may not be deductible.


                                                        COMPENSATION COMMITTEE
                     BOARD OF DIRECTORS                OF THE BOARD OF DIRECTORS

         Robert J. Dineen      Donald K. Miller           Robert J. Dineen
         Edward A. Gilhuly     Sheldon R. Erikson         Edward A. Gilhuly
         Todd A. Fisher        Andrew B. Schmitt          Sheldon R. Erikson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended January 31, 2003, the members of the Compensation Committee were Messrs. Dineen, Gilhuly and Erikson. As discussed above under "Report of Board of Directors and Compensation Committee on Executive Compensation," all decisions relating to the compensation of executive officers for fiscal 2003 were made by the Board or the Compensation Committee. Among the members of the Compensation Committee, Mr. Dineen is the only employee or current or former officer of the Company or any of its subsidiaries. KKR has agreed to render management consulting and financial services to the Company for an annual fee. The annual fee for the fiscal year ended January 31, 1999 was $125,000. Beginning with fiscal year 2000, the Company and KKR agreed to suspend the fee until such time as the Company's earnings prospects have improved. Such services include, but are not necessarily limited to, advice and assistance concerning any and all aspects of the operations, planning and financing of the Company, as required from time to time by the Company. KKR Associates, the general partners of which are the general partners of KKR, owns approximately 14.6% of the Company's common stock.

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER COMPANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT BY REFERENCE THEREIN.

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of the Board of Directors is composed of independent directors as required by and in compliance with the listing standards of the Nasdaq National Market. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors. On November 27, 2002, the Board of Directors adopted an Amended and Restated Charter of the Audit Committee, a copy of which is filed as an appendix to this Proxy Statement.

         The functions of the Audit Committee are set forth in its charter. One of the Audit Committee's principle functions is overseeing the Company's financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company's financial reporting process, principles and internal controls as well as preparation of its financial statements. The Company's independent auditors are responsible for performing an audit of the Company's financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

         The Audit Committee has reviewed and discussed the Company's audited financial statements as of and for the year ended January 31, 2003, with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. The independent auditors have provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and the Audit Committee has discussed with the auditors their independence from the Company. The Audit Committee has also considered whether the independent auditors' provision of information technology and other non-audit services to the Company is compatible with maintaining the auditors' independence. The Audit Committee has concluded that the independent auditors are independent from the Company and its management.

         Based on the reports and discussions described above, the Audit Committee has recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2003, for filing with the Securities and Exchange Commission. The Committee has also selected, subject to shareholder ratification, Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending January 31, 2004.

         Respectfully submitted on March 26, 2003, by the members of the Audit Committee of the Board of Directors:

                                  Donald K. Miller, Chairman
                                  Sheldon R. Erikson
                                  Todd A. Fisher

EQUITY COMPENSATION PLAN INFORMATION

         The following table provides information as of January 31, 2003, with respect to shares of the Company's common stock that have been authorized for issuance under our existing equity compensation plans, including the Company's 2002 Option Plan and 1996 Option Plan.

         The table does not include information with respect to shares subject to outstanding options granted under equity compensation plans that are no longer in effect. Footnote 5 to the table sets forth the total number of shares of the Company's common stock issuable upon the exercise of options under expired plans as of January 31, 2003, and the weighted average exercise price of those options. No additional options may be granted under such plans.

                                                                              Number of securities
                                                                             remaining available for
                           Number of securities                               future issuance under
                            to be issued upon        Weighted-average          equity compensation
                         exercise of outstanding    exercise price of           plans (excluding
                          options, warrants and    outstanding options,      securities reflected in
Plan Category                    rights             warrants and rights             column (a))
-------------            -----------------------   --------------------      -----------------------
                                  (a)                     (b)                           (c)
Equity compensation
plans approved by              457,535(1)              $  6.558                      792,465(2)
security holders

Equity compensation
plans not approved by                0                      N/A                             (4)
security holders (3)
                               -------                                               -------

         Total                 457,535(5)                                            792,465
                               =======                                               =======

---------------

          (1) Shares issuable pursuant to outstanding options under the 2002 Option Plan and the 1996 Option Plan.

          (2) Represents shares of Company common stock which may be issued pursuant to future awards under the 2002 Option Plan and the 1996 Option Plan.

          (3) The equity compensation plans not approved by security holders include the Company's Executive Incentive Compensation Plan (the "Executive IC Plan"), the District Incentive Compensation Plan (the "District IC Plan"), and the Corporate Staff Incentive Compensation Plan (the "Corporate IC Plan").

          (4) The number of shares issuable pursuant to equity compensation plans not approved by security holders is not presently determinable, as explained below.

          (5) The table does not include information for equity compensation plans that have expired. The Company's 1992 Option Plan expired in May 2002. As of January 31, 2003, a total of 776,353 shares of Company common stock were issuable upon the exercise of outstanding options under the expired 1992 Option Plan. The weighted average exercise price of those options is $8.493 per share. No additional options may be granted under the 1992 Option Plan.

EQUITY COMPENSATION PLANS NOT APPROVED BY SECURITY HOLDERS

         The Executive IC Plan, the District IC Plan, and the Corporate IC Plan (collectively, the "IC Plans") have each been adopted by the Board of Directors of the Company. The IC Plans are each incentive compensation plans that provide for an annual bonus equal to a certain percentage of a participant's base salary to be paid to the participants upon the attainment of certain financial goals, which are adopted and approved by the Board of Directors for each fiscal year. The IC Plans differ in the eligible participants, the calculation of the annual bonuses, the financial goals, and the percentages of a participant's salary paid as an award. No shares of Company common stock have been authorized for future issuance under the IC Plans and no options, warrants or rights may be granted under the IC Plans. The IC Plans each provide that all or part of an employee's incentive compensation under the IC Plans may, at the discretion of the Board of Directors, be paid in either cash or shares of the Company's common stock, which may be either restricted or unrestricted and may consist of authorized but unissued shares of common stock or shares of common stock reacquired by the Company on the open market. Prior to the payment of any incentive compensation under the IC Plans in the form of shares of the Company's common stock, the Board of Directors must authorize the issuance of such shares.

COMPANY PERFORMANCE

         The following performance graph shows a comparison of cumulative total returns for the Company, the NASDAQ Market Value index and an index of companies selected by the Company having market capitalization similar to that of the Company (the "SMC Group") for the period from January 31, 1998, through January 31, 2003.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS

      Among Layne Christensen Company, The NASDAQ Stock Market (U.S.) Index
                                and a Peer Group

                                 [GRAPH OMITTED]

         The cumulative total returns on investment for the Company, the NASDAQ Market Value index and an index of the SMC Group are based on the stock price or index at January 31, 1998. The performance graph assumes that the value of an investment in the Company's common stock and each index was $100 at January 31, 1998, and that all dividends were reinvested. The information presented in the performance graph is historical in nature and is not necessarily indicative of future performance.

         The comparison of cumulative total returns presented in the above graph was plotted using the following index values and common stock price value:

                             1/31/98    1/31/99    1/31/00     1/31/01    1/31/02    1/31/03
                             -------    -------    -------     -------    -------    -------
Layne Christensen Company    $100.00    $ 49.11    $ 41.52     $ 33.49    $ 53.57    $61.07
NASDAQ Market Value          $100.00    $156.49    $244.12     $171.44    $120.40    $82.97
SMC Group                    $100.00    $ 70.37    $ 65.12     $ 49.07    $ 59.92    $52.49

SOURCE:  Research Data Group, Inc.

         The performance graph compares the performance of the Company with that of the NASDAQ Market Value index and an index of the SMC Group. The Company is not aware of any published industry or line-of-business index in which its common stock is included and was not able to reasonably identify a peer group of issuers on an industry, line-of-business or other basis. The Company believes that it is one of the largest water well drilling, well repair and maintenance and mineral exploration drilling companies in the United States. The Company's competitors primarily are local and regional firms and the Company is not aware of any other publicly held company principally engaged in the Company's line-of-business. Accordingly, in order to provide a more meaningful comparison of cumulative total returns for the Company in the above performance graph, the Company used an index of the SMC Group; companies having market capitalization similar to that of the Company. Companies in the index of the SMC Group are Ashanti Goldfields, Ltd., Cadiz, Inc., Calgon Carbon Corporation, Coeur d' Alene Mines, Hecla Mining Company, Perini Corporation and Waterlink, Inc.

                   OWNERSHIP OF LAYNE CHRISTENSEN COMMON STOCK

         The following table sets forth certain information as of February 28, 2003, except as otherwise provided, regarding the beneficial ownership of Layne Christensen common stock by each person known to the Board of Directors to own beneficially 5% or more of the Company's common stock, by each director or nominee for director of the Company, by each Named Executive Officer and by all directors and executive officers of the Company as a group. All information with respect to beneficial ownership has been furnished by the respective directors, officers or 5% or more stockholders, as the case may be.

                                                               AMOUNT AND
                                                                NATURE OF       PERCENTAGE OF
                                                                BENEFICIAL         SHARES
NAME                                                           OWNERSHIP(1)     OUTSTANDING(1)
----                                                           ------------     --------------
T. Rowe Price Associates, Inc. (2) ......................      1,739,300            14.7%
KKR Associates, L.P. (3) ................................      1,730,436            14.6%
Van Den Berg Management Inc. (4) ........................      1,387,736            11.7%
Dimensional Fund Advisors Inc. (5) ......................        936,400             7.9%
Wynnefield Partners Small Cap Value Funds (6) ...........        775,900             6.5%
Franklin Resources, Inc. (7) ............................        754,900             6.4%
Andrew B. Schmitt .......................................        510,000 (8)         4.2%
Robert J. Dineen ........................................        149,183             1.3%
Donald K. Miller ........................................        110,234               *
Edward A. Gilhuly (3) ...................................             --              --
Todd A. Fisher (3) ......................................             --              --
David A. B. Brown .......................................             --              --
H. Edward Coleman .......................................        192,613 (8)         1.6%
Norman E. Mehlhorn ......................................        141,608 (8)         1.2%
Jerry W. Fanska .........................................        144,850 (8)         1.2%
Eric R. Despain .........................................        118,493 (8)         1.0%
All directors and officers as a group (12 persons) ......      1,484,691 (9)        11.6%

-----------------

*    Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities and includes shares of common stock issuable pursuant to the exercise of immediately exercisable stock options. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage ownership calculations are based on 11,852,650 shares of common stock outstanding plus 911,852 options exercisable within 60 days of February 28, 2003, where said options are considered deemed shares attributed to a given beneficial owner.

(2) According to its most recent Schedule 13G filing with the Securities and Exchange Commission dated February 14, 2003, these securities are owned by various individual and institutional investors including T. Rowe Price Small Cap Value Fund, Inc. (which owns 608,000 shares, representing 5.1% of the shares outstanding), which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The business address of Price Associates is 100 East Pratt Street, Baltimore, Maryland 21202.

(3)  Mr. Gilhuly, Henry R. Kravis, George R. Roberts, Paul E. Raether, Michael
     W. Michelson, James H. Greene, Jr., Perry Golkin and Scott Stuart are the general partners of KKR Associates and Messrs. Kravis and Roberts are also the members of the Executive Committee of KKR Associates, and in such capacity may be deemed to share beneficial ownership of the shares of Common Stock that KKR Associates may beneficially own or be deemed to beneficially own. Mr. Fisher is a limited partner of KKR Associates. Messrs. Gilhuly and Fisher are directors of the Company. The foregoing individuals disclaim beneficial ownership of the shares owned by KKR Associates. The business address of KKR Associates is 9 West 57th Street, New York, New York 10019.

(4) The ownership report is based upon the most recent Schedule 13G of Van Den Berg Management Inc. ("Van Den Berg") filed with the Securities and Exchange Commission on March 5, 2003. The Schedule 13G reports that as of March 5, 2003, Van Den Berg beneficially owned 1,387,736 shares of the Company's common stock. The business address for Van Den Berg is 1301 Capital of Texas Highway, Suite B-228, Austin, Texas 78746.

(5) The ownership reported is based upon the most recent Schedule 13G of Dimensional Fund Advisors, Inc. ("Dimensional") filed with the Securities and Exchange Commission on February 12, 2003. Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds". In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the securities of the Company owned by the Funds. For the purposes of reporting requirements of the Securities Exchange Act of 1934, Dimensional is deemed to be a beneficial owner of such securities; however, Dimensional expressly disclaims that it is, in fact, the beneficial owner of such securities. The business address of Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(6) The ownership reported is based upon the most recent Schedule 13G of Wynnefield Partners Small Cap Value, L.P. ("Partners"), Wynnefield Partners Small Cap Value, L.P. I ("Partners I"), Wynnefield Small Cap Value Offshore Fund, Ltd. ("Offshore Fund"), Channel Partnership II, L.P. ("Channel"), Wynnefield Capital Management, LLC ("WCM"), Wynnefield Capital, Inc. ("WCI"), and Nelson Obus ("Obus") filed with the Securities and Exchange Commission on February 19, 2003. Partners, Partners I, the Offshore Fund, Channel, WCM, WCI and Obus are collectively referred to herein as the "Wynnefield Partners Small Cap Value Funds." The Schedule 13G reports that as of February 14, 2003, Partners beneficially owned 280,100 shares of the Company's common stock, Partners I beneficially owned 343,100 shares of the Company's common stock, the Offshore Fund beneficially owned 142,700 shares of the Company's common stock, WCM holds an indirect beneficial interest in the 623,200 shares held by Partners and Partners I, and Channel beneficially owned 10,000 shares of the Company's common stock, for a total of 775,900 shares. WCI holds an indirect beneficial interest in the 142,700 shares held by the Offshore Fund and Obus, as general partner of Channel, holds an indirect beneficial interest in the 10,000 shares held by Channel. The business address for the Wynnefield Partners Small Cap Value Funds is 450 Seventh Avenue, Suite 509, New York, New York 10123

(7) The ownership reported is based upon the most recent Schedule 13G filed by Franklin Resources, Inc. ("FRI"), Charles B. Johnson ("Charles"), Rupert H. Johnson, Jr. ("Rupert") and Franklin Advisory Services, LLC ("FAS") with the Securities and Exchange Commission on January 30, 2003. The securities reported in Such Schedule 13G are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries (the "Adviser Subsidiaries") of FRI. Such advisory contracts grant to such Adviser Subsidiaries all investment and/or voting power over the securities owned by such advisory clients. Charles and Rupert each own in excess of 10% of the outstanding common stock of FRI. As a result, FRI, Charles and Rupert may be deemed to be, for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, the beneficial owner of securities held by persons and entities advised by FRI subsidiaries. FRI, Charles, Rupert and each of the Adviser Subsidiaries disclaim any economic interest or beneficial ownership in such securities. The business address for FRI, Charles and Rupert is One Franklin Parkway, San Mateo, California 94403, and the business address for FAS is One Parker Plaza, Sixteenth Floor, Fort Lee, New Jersey 07024.

(8) Includes options for the purchase of 425,000 shares, 127,853 shares, 70,250 shares, 129,250 shares and 50,000 shares of the Company's common stock exercisable within 60 days granted to Messrs. Schmitt, Coleman, Mehlhorn, Fanska and Despain, respectively.

(9) Includes options for the purchase of 911,852 shares of the Company's common stock exercisable within 60 days granted to all directors and officers of the Company as a group.

                              CERTAIN TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT

         Until January 23, 2003, the Company, through a wholly owned subsidiary, leased a facility in Phoenix, Arizona, for its parts and material supply business from Air Park Investments L.L.C., an Arizona limited liability company. The members of Air Park Investments L.L.C. are Mr. Mehlhorn and two of his brothers. On January 23, 2003, the Company terminated its lease with Air Park Investments L.L.C. in connection with the sale of its parts and material supply business. Total payments to the lessor under the lease in fiscal 2003 were $113,559.57.

                                     ITEM 2

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Audit Committee of the Board of Directors has selected the independent certified public accounting firm of Deloitte & Touche LLP as the Company's independent auditors to audit the books, records and accounts of the Company for the year ending January 31, 2004. Stockholders will have an opportunity to vote at the Annual Meeting on whether to ratify the Audit Committee's decision in this regard.

         Deloitte & Touche LLP has served as the Company's independent auditors since fiscal 1990. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

         During fiscal 2003, Deloitte & Touche LLP provided various audit and non-audit services to the Company as follows:

         (a) Audit Fees: Aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements and review of financial statements included in the Company's Form 10-Q reports.

                                      Fiscal 2002          Fiscal 2003
                                      -----------          -----------
                                        $236,634            $ 356,200

         (b) Audit-Related Fees: Audit-related fees include benefit plan audits.

                                      Fiscal 2002          Fiscal 2003
                                      -----------          -----------
                                        $34,500             $ 34,500

         (c)      Tax Fees: Tax fees include income tax consultation.

                                      Fiscal 2002          Fiscal 2003
                                      -----------          -----------
                                       $ 70,512             $ 49,900

         (d) All Other Fees: All other fees relate to business consultation for the Company's foreign subsidiaries. The Company did not incur any fees relating to the design and implementation of financial information systems in either fiscal 2002 or fiscal 2003.

                                      Fiscal 2002          Fiscal 2003
                                      -----------          -----------
                                       $    0               $  9,700

         The Audit Committee of the Board of Directors has considered whether provision of the services described in sections (b), (c) and (d) above is compatible with maintaining the independent accountant's independence and has determined that such services have not adversely affected Deloitte & Touche LLP's independence.

         The Company's Audit Committee has established procedures that prohibit the Committee from engaging an independent auditor to perform any service that the independent auditor is prohibited by the Securities laws from providing. Such procedures also require the Audit Committee to pre-approve all permitted non-audit services. None of the services performed by Deloitte & Touche LLP, as described above, were required to be approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.

         Submission of the selection of the independent auditors to the stockholders for ratification will not limit the authority of the Audit Committee to appoint another independent certified public accounting firm to serve as independent auditors if the present auditors resign or their engagement otherwise is terminated. If the stockholders do not ratify the selection of Deloitte & Touche LLP at the Annual Meeting, the Company intends to call a special meeting of stockholders to be held as soon as practicable after the Annual Meeting to ratify the selection of another independent certified public accounting firm as independent auditors for the Company.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE SELECTION OF DELOITTE & TOUCHE LLP.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and certain persons who own more than 10% of the Company's outstanding common stock, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership in Layne Christensen common stock and other equity securities. SEC regulations require directors, executive officers and certain greater than 10% stockholders to furnish Layne Christensen with copies of all Section 16(a) reports they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to Layne Christensen and written representations that no other reports were required, during the fiscal year ended January 31, 2003, all
Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% stockholders were met, except for Mr. Mehlhorn's Statement of Changes in Beneficial Ownership on Form 4 for the month of June 2002, which was to be filed on or before July 10, 2002. Such report was filed on July 11, 2002.

                          OTHER BUSINESS OF THE MEETING

         The Board of Directors is not aware of, and does not intend to present, any matter for action at the Annual Meeting other than those referred to in this Proxy Statement. If, however, any other matter properly comes before the Annual Meeting or any adjournment, it is intended that the holders of the proxies solicited by the Board of Directors will vote on such matters in their discretion in accordance with their best judgment.

                                  ANNUAL REPORT

         A copy of the Company's Annual Report to Stockholders, containing financial statements for the fiscal year ended January 31, 2003, is being mailed with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. Such Annual Report is not to be regarded as proxy solicitation material.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 2003 (THE "FORM 10-K"), EXCLUDING EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER OF RECORD AS OF APRIL 8, 2003, AS SOON AS IT IS AVAILABLE, UPON WRITTEN REQUEST ADDRESSED TO THE ATTENTION OF THE SECRETARY OF LAYNE CHRISTENSEN AT 1900 SHAWNEE MISSION PARKWAY, MISSION WOODS, KANSAS 66205. The Company's Form 10-K is also available on its website at www.laynechristensen.com. Layne Christensen will provide a copy of any exhibit to the Form 10-K to any such person upon written request and the payment of the Company's reasonable expenses in furnishing such exhibits.

                  STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

         It is presently anticipated that the 2004 Annual Meeting of Stockholders will be held on May 27, 2004. Stockholder proposals intended for inclusion in the proxy statement for the 2004 Annual Meeting of Stockholders must be received at the Company's offices, located at 1900 Shawnee Mission Parkway, Mission Woods, Kansas 66205, within a reasonable time before the solicitation with respect to the meeting is made, but in no event later than December 29, 2003. Such proposals must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission. Stockholder proposals should be addressed to the attention of the Secretary or Assistant Secretary of Layne Christensen.


                                         By Order of the Board of Directors.


                                         Steven F. Crooke
                                         Vice President--General Counsel
                                                 and Secretary

May 7, 2003
Mission Woods, Kansas

                                   APPENDIX A

                       AMENDED AND RESTATED CHARTER OF THE
                  AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
                            LAYNE CHRISTENSEN COMPANY

I.       PURPOSE

         The primary function of the Audit Committee of the Board of Directors (the "Board") of Layne Christensen Company (the "Company") is to assist the Board in fulfilling its oversight of (a) the integrity of the Company's financial statements, financial reporting process and internal control system,
(b) the Company's compliance with legal and regulation requirements, (c) the independent auditor qualifications and independence, (d) the performance of the Company's internal auditor function, if any, and independent auditors, and (e) the system of internal controls and disclosure controls and procedures established by management. The Audit Committee is expected to maintain and encourage free and open communication with the independent auditors, the internal auditors, if any, management of the Company and the Board, and should foster adherence to, the Company's policies, procedures and practices at all levels.

II.      COMPOSITION OF THE AUDIT COMMITTEE

         A. INDEPENDENCE. The Audit Committee shall be comprised of three or more independent directors as determined by the Board. The Audit Committee shall report to the Board. No member of the Audit Committee may be an "affiliated person" of the Company or any of its subsidiaries or receive any advisory, consulting or compensatory fee except as a Board member. Each member shall also be free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a member of the Audit Committee. Examples of such relationships include, but are not limited to:

                  1. an Audit Committee member being employed by the Company or any of its affiliates for the current year or any of the past three years.

                  2. an Audit Committee member who accepts, directly or indirectly, any compensation from the Company or any of its affiliates during the previous fiscal year, other than compensation for service as a member of the Board.

                  3. an Audit Committee member being a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer. "Immediate family member" includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home.

                  4. an Audit Committee member who is a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed 5% of the organization's consolidated revenues for that year, or $200,000, whichever is more, in the current or any of the past three years.

                  5. an Audit Committee member being employed as an executive of another entity where any of the Company's executives serves on that entity's compensation or Audit Committee.

                  6. an Audit Committee member who owns or controls 20% or more of the Company's common stock.

         B. QUALIFICATIONS. All members of the Audit Committee shall have a working knowledge of basic finance, accounting and auditing practices and shall be capable of reading and understanding fundamental financial statements, including a company's balance sheet, income statement and cash flow statement or will be able to do so within a reasonable period of time after his or her appointment to the Audit Committee. At least one member shall have accounting or related financial management expertise.

         Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant. The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until the next annual organizational meeting of the Board or until their successors shall be duly elected and qualified.

         C. CHAIRPERSON. The Board shall elect one member of the Audit Committee to serve as the Chairperson. The Chairperson shall be responsible for the overall leadership of the Audit Committee, including presiding over the meetings, reporting to the Board and acting as a liaison with the Chief Executive Officer, the Chief Financial Officer and the lead independent audit partner.

III.     MEETING REQUIREMENTS

         Except as provided by Section IV.B.2, the Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. During at least two of these meetings, separate executive sessions will be held with each of the independent auditors, and corporate management to discuss privately any matters these groups or the Audit Committee deem necessary.

IV.      RESPONSIBILITIES AND DUTIES

         A. INDEPENDENT AUDITORS. The Audit Committee is responsible for appointing, compensating, terminating and overseeing the work of the independent auditors employed by the Company for the purpose of preparing and issuing an audit report or related work. The independent auditors shall report directly to the Audit Committee and shall, in all respects, be accountable to the Audit Committee. Accordingly, the Audit Committee is responsible for:

                  1. Selecting the Company's independent auditors, after considering their independence and effectiveness, and approving the fees and other compensation to be paid to the independent auditors.

                  2. Reviewing the performance of the independent auditors and approving any proposed discharge of the independent auditors when circumstances warrant.

                  3. At least annually, consulting with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

                  4. Resolving disagreements, if any, between management and the independent auditors regarding financial reporting.

                  5. At least annually, reviewing and discussing with the independent auditors all significant relationships they have with the Company and obtaining a written statement from the independent auditors to determine and confirm their independence in relation to the Company.

                  6. Reviewing and approving the overall nature and scope of the audit process, receive and review all reports and recommendations of the independent auditors and providing the auditors complete access to the Audit Committee and the Board to discuss all appropriate matters.

                  7. Approving all permitted non-audit services; provided, however, the following services cannot be provided even with Audit Committee approval, unless the Public Accounting Oversight Board (established pursuant to the Sarbanes-Oxley Act of 2002) approves an exemption on a case by case basis: (A) bookkeeping or other services related to the accounting records or financial statements of the issuer; (B) financial information systems design and implementation;
         (C) appraisal or valuation services, fairness opinions or contribution-in-kind reports; (D) actuarial services; (E) internal audit outsourcing services; (F) management functions or human resources; (G) broker-dealer, investment adviser, or investment banking services; (H) legal services and expert services unrelated to the audit; and (I) any other service that the Public Accounting Oversight Board determines, by regulation is not permissible.

                  8. At least annually, obtaining and reviewing a report by the independent auditors describing: (A) the firm's internal quality-control procedures; and (B) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

         B. FINANCIAL REPORTING PROCESS. The Audit Committee is responsible for:

                  1. Reviewing and discussing with management and the independent auditors the annual audited financial statements, including any opinion, certification, annual report on Form 10-K submitted to the SEC or other annual report sent to stockholders, along with the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" to determine that they are satisfied with the disclosures and content of the financial statements for presentation to the stockholders and others.

                  2. Reviewing and discussing with management and the independent auditors the quarterly financial statements, including any opinion, certification, quarterly report on Form 10-K submitted to the SEC or other quarterly report sent to stockholders, along with the Company's disclosures under "Management's Discussion and Analysis of

         Financial Condition and Results of Operations" to determine that they are satisfied with the disclosures and content of the financial statements for presentation to the stockholders and others; provided, however, this review and discussion may be performed by the entire Audit Committee or, in the alternative, the Chairperson of the Audit Committee or designee Audit Committee member, and other members as deemed appropriate by the Chairperson.

                  3. Reviewing and discussing with management earnings press releases (paying particular attention to any use of "pro forma," or "adjusted" non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies.

                  4. Discussing with management and the independent auditors the content of the Company's financial statements including quality of earnings, review of reserves and accruals, suitability of accounting principles, quality and adequacy of internal controls and disclosure controls and procedures, review of highly judgmental areas, recorded and unrecorded audit adjustments and other inquiries as may be appropriate.

                  5. Instructing management and the independent auditors to notify at least one member of the Audit Committee prior to the date the Company issues its quarterly press release as to whether or not either management or the independent auditors are aware of any of the following matters and, if so, the details regarding any matter:

                           a.       A change in a significant accounting policy.

                           b. A change in the process for determining significant estimates.

                           c. Significant adjustments as a result of the limited review by the independent auditors.

                           d. Disagreements between the independent auditors and management regarding accounting principles, estimates, scope of work or disclosures.

         C. PROCESS IMPROVEMENT. In conjunction with the Audit Committee's review of financial statements and reports, the Audit Committee shall:

                  1. Obtain and review reports from Management regarding internal controls and disclosure controls and procedures.

                  2. Obtain and review reports submitted by the independent auditors regarding the Company's critical accounting policies and alternative treatment of financial information.

                  3. Obtain and review information from each of management and/or the independent auditors regarding any significant management judgments or significant adjustments made in preparation of the financial statements and the view of each as to appropriateness of such judgments and adjustments.

                  4. Discuss policies with respect to risk assessment and risk management.

                  5. Meet separately with management, with internal auditors, if applicable, and with independent auditors, in each case, on a periodic basis.

                  6. Review with the independent auditor any audit problems or difficulties and management's response.

                  7. Set clear policies for the Company with respect to hiring employees or former employees of the independent auditors.

                  8. If an internal audit function is maintained, the following should be performed:

                           a. Maintain free and open communication between the Audit Committee and the staff performing the internal audit function to confirm and ensure their continual independence and objectivity.

                           b. Review the overall internal audit function of the Company including the Internal Audit Charter, reporting obligations and the qualifications of the internal audit employees.

                           c. Review the proposed internal audit plan on an annual basis, and continually monitor the department's performance against the plan.

                           d. Review all internal audit reports to be aware of any potentially significant issues or control weaknesses and corporate management's responses to these issues.

                  9. If an internal audit function is not maintained, ensure management has taken the necessary steps (i.e., outsourcing, internal reviews, etc.) to ensure appropriate internal control reviews are performed.

         D.       ETHICAL AND LEGAL COMPLIANCE. The Audit Committee shall:

                  1. Adopt and implement a policy to receive, handle, retain complaints regarding accounting, internal controls, disclosure controls and procedures or auditing matters, keep confidential certain complaints, and keep confidential the identity of certain employees making such complaints.

                  2. Investigate, as it deems appropriate, any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose, as deemed necessary.

                  3. Review, with the Company's counsel, legal compliance matters including corporate securities trading policies.

                  4. Review, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

                  5. Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

         E.       OTHER FUNCTIONS. The Audit Committee shall also:

                  1. As appropriate, obtain advice and assistance from outside legal, accounting or other advisors.

                  2. Perform annual evaluation of its performance which encompasses: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, (B) major issues as to the adequacy of the Company's internal controls, disclosure controls and procedures and any special audit steps adopted in light of material control deficiencies, (C) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements, (D) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company, and (E) earnings press releases (paying particular attention to any use of "pro forma," or "adjusted" non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies,

                  3. Review, reassess and approve the adequacy of the Audit Committee Charter on an annual basis and adopt amendments as needed.

                  4. Prepare minutes of all Audit Committee meetings and regularly report all Audit Committee activities to the full Board of Directors with the issuance of an annual Audit Committee Report to be included in the proxy statement for submission to the shareholders.

                  5. Review with corporate management, the independent auditors and the internal auditors, if applicable, any legal matters, risks or exposures that could have a significant impact on the financial statements and what steps management has taken to minimize the Company's exposure.

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                        PROXY

          2003 ANNUAL MEETING OF STOCKHOLDERS OF LAYNE CHRISTENSEN COMPANY

         The undersigned hereby appoints Robert J. Dineen, Andrew B. Schmitt and Steven F. Crooke, and each of them, each with the power to act alone and with full power of substitution and revocation, as attorneys and proxies of the undersigned to attend the 2003 Annual Meeting of Stockholders of Layne Christensen Company ("Layne Christensen") to be held at the Corporate Headquarters of Layne Christensen, located at 1900 Shawnee Mission Parkway, Mission Woods, Kansas, on Thursday, June 5, 2003, commencing at 10:00 a.m., local time, and at all adjournments thereof, and to vote all shares of capital stock of Layne Christensen which the undersigned is entitled to vote with respect to the following matters, all as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, dated May 7, 2003:

      THE BOARD OF DIRECTORS OF LAYNE CHRISTENSEN RECOMMENDS A VOTE "FOR" EACH
                                        ITEM.

     Item 1: Election of two Class II directors to hold office for terms expiring at the 2006 annual meeting of stockholders.

           [ ] FOR the nominees listed below  [ ] WITHHOLD AUTHORITY to vote for the nominees listed
                                                  below

                   NOMINEES:  Robert J. Dineen, David A. B. Brown

     Item 2: Proposal to ratify the selection of the accounting firm of Deloitte & Touche LLP as Layne Christensen's independent auditors for the fiscal year ending January 31, 2004.

                 [ ] FOR            [ ] AGAINST           [ ] ABSTAIN

                    (Continued, and to be signed, on other side)

                             (Continued from other side)

         In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

     Dated: _________________________, 2003
                                                     ---------------------------
                                                              Signature

                                                     ---------------------------
                                                     Signature (if held jointly)

                                                     Please sign exactly as name
                                                     appears hereon. When shares
                                                     are held by joint tenants,
                                                     both should sign. When
                                                     signing as an attorney,
                                                     executor, administrator,
                                                     trustee or guardian, please
                                                     give full title as such. If
                                                     a corporation, please sign
                                                     in full corporate name by
                                                     President or other
                                                     authorized officer. If a
                                                     partnership, please sign in
                                                     partnership name by
                                                     authorized person.

             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                    USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.